Exhibit 10.13

AMONG:

FIRST SUPPLEMENTAL CREDIT AGREEMENT

THIS AGREEMENT made as of May 30, 2020

PURE SUNFARMS CORP., as Borrower

AND:

THE LENDERS FROM TIME TO TIME PARTY TO THE CREDIT

AGREEMENT, as Lenders

AND:

BANK OF MONTREAL, as Administrative Agent

{the •A

gent•)

WHEREAS:

AThe Borrower, the named Lenders and the Agent entered into a first amended and restated credit agreement dated as of March 30, 2020 (the "Credit Agreement'') concerning credit facilities made available by the Lenders to the Borrower as therein defined {the •credit Facilities");

B.The Borrower has requested certain amendments to the Credit Facilities, and the Lenders have agreed to such amendments on the condition, among other things, that this Agreement be entered into.

WITNESSES THAT in consideration of the premises and of the agreements hereinafter set forth the parties agree as follows:

1.0DEFINITIONS

Unless the context otherwise requires, terms which are used in this Agreement {including paragraphs A and B above) have the meanings given to them by the Credit Agreement.

2.0	AMENDMENTS TO CREDIT AGREEMENT

Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

2.1	The definitions of "Accordion End Date" is deleted and the following substituted therefor:

"Accordion End Date"•means June 30, 2020.

2.2	The following definitions of "BDC Participation Loan" and "BDC Participation Loan Agreement'' are inserted immediately following the definition of "Bankers' Acceptance":

"BOC Participation Loan" means the loan advanced or to be advanced by BMO to the Borrower in the principal amount of six million two hundred fifty thousand Canadian Dollars (CDN$6,250,000) bearing interest at a rate not in excess of three and three quarters percent (3.75%) above Prime Rate, per annum.

"BOC Participation Loan Agreement• means the BDC Loan Agreement (Non Revolving) between the Borrower and BMO establishing the BDC Participation Loan.

2,3

therefor:

2.4

therefor:

2.5

The definition of "Permitted Funded Debt" is deleted and the following substituted

"Permitted Funded Debt' means, without duplication: (i) the Obligations; (ii) indebtedness of any Company to another Company; (iii) Subordinated Debt Including the Shareholder Loans and the BOC Participation Loan; and (iv) Funded Debt of the Companies secured by Permitted Liens.

Paragraph (r) of the definition of "Permitted Liens• is deleted and the following substituted

{r)	Liens securing Subordinated Debt, including the Shareholder Loans and the BOC Participation Loan;

Paragraph 3.05(d)(ii) is is deleted and the following substituted therefor:

(Ii)

If any Company receives net proceeds from an Equity Issuance or a transaction involving the creation of Subordinated Debt (except (A) net proceeds of the BOC Participation Loan; or (B) net proceeds resulting from an Equity Issuance to or the provision of Subordinated Debt by a Shareholder, Including any Equity Issuance under Section 7.01(p) herein), within five (5) days after receipt of such net proceeds the Borrower shall make a Repayment in an amount equal to such net proceeds, except to the extent (if any) otherwise consented to in writing by the Agent upon the instructions of the Required Lenders acting reasonably. If any portion of such Repayment cannot be appliad against the Outstanding Principal Amount until the maturity of one or more outstanding Bankers' Acceptances, the Agent shall deposit such portion of the Repayment In an Interest-bearing account in the name of the Borrower and apply such portion (including accrued interest thereon) against the Outstanding Principal Amount upon the maturity of such Bankers' Acceptances.

2.6	Subsection 7.01(p) is amended by deleting the date 'May 30, 2020" and substituting
•	June 30, 2020" therefor.

2.7	Subsection 7.02(h) is deleted and the following substituted therefor:

(h) Certain Payments - make any payment In respect of principal, interest, fees or any other amounts in respect of Subordinated Debt, except payments of interest and principal on (i) the Shareholder Loans to the extent such payments are permitted pursuant to Section 7.02{g), and (iO the BOC Participation Loan.

2.8	Schedule 6,01(0) is amended by adding the following item 7:

7.BOC Participation Loan Agreement.

3.0REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and the Lenders that the representations and warranties in respect of it and each other Credit Party contained in the Credit Agreement, as amended by this Agreement, are true and correct as of the date of this Agreement as though made on that date.

4.0	EFFECT ON CREDIT AGREEMENT

4.1This Agreement is supplemental to and shall be read with and deemed to be part of the Credit Agreement and the Credit Agreement shall from the date of this Agreement be read in conjunction with this Agreement.

4.2This Agreement shall henceforth have effect so far as practicable as though all of the provisions of the Credit Agreement and this Agreement were, as appropriate, contained in one instrument.

4.3All of the provisions of the Credit Agreement, except only insofar as the same may be inconsistent with the express provisions of this Agreement, shall apply to this Agreement.

4.4The Credit Agreement as changed, altered, amended, modified and supplemented by this Agreement shall be and continue in full force and effect and be binding upon the Borrower, the Agent and the Lenders and is hereby confirmed in all respects.

4.5

Each of the Credit Parties acknowledges that the Guarantees and Security granted by it secure the indebtedness, liabilities and obligations of the Borrower, as heretofore amended, as amended by this Agreement and as may be amended, modified, supplemented or restated from time to time. To the extent necessary, such Guarantees and Security are amended to reflect such amendments.

4.6	As a condition to the effectiveness of this Agreement, the Agent shall have received, in form and substance satisfactory to the Agent, the following:
(a)	all reasonable fees and expenses incurred by the Agent and the Lenders in connection with this Agreement; and
(b)	such other documents, and completion of such other matters, as the Agent may reasonably deem necessary or appropriate.

5,0FURTHER ASSURANCE

The Borrower will from time to time forthwith at the Agent's request and at the Borrower's own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by the Agent and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under the Credit Agreement, the Security and this First Supplemental Credit Agreement.

6.0COUNTERPARTS

This Agreement may be executed and delivered by facsimile or by electronic mailing in Portable Document Format (PDF) and in one or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. Each party hereby irrevocably consents to and authorizes each other party and its solicitors to consolidate the signed pages of each such executed counterpart into a single document, which consolidated document shall be deemed to be a fully executed original copy of this Agreement as though all parties had executed the same document.

[signature page follows}

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the day and year first above written.

PURE SUNFARMS CORP.

By: /s/ Miguel Martinez

   Name: Miguel Martinez

   Title: VP Finance

BANK OF MONTREAL

By: /s/ Kyle RedfordBy: /s/ Francois Wentzel

   Name: Kyle Redford  Name: Francois Wentzel

   Title: Senior Director  Title: Managing Director

By: /s/ Hassan Baig

   Name: Hassan Baig

   Title: Associate Director

FARM CREDIT CANADA

By: /s/ Ryan Holling

  Name: Ryan Holling

  Title: Sr. Relationship Manager

And the undersigned Guarantors hereby acknowledge and agree to the terms of the First Supplemental Credit Agreement, including without limitation paragraph 4.5 above:

EMERALD HEALTH THERAPEUTICS, INC.VILLAGE FARMS INTERNATIONAL, INC.

By: /s/ Riaz BandaliBy: /s/ Stephen C. Ruffini

  Name: Riaz Bandali  Name: Stephen C. Ruffini

  Title: President and CEO  Title: EVP and CFO